As filed with the Securities and Exchange Commission on June 27, 2001

                                                      Registration No. 333-68485
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         TRUE NORTH COMMUNICATIONS INC.

             (Exact name of registrant as specified in its charter)

                               ------------------

             Delaware                                    36-1088161
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

                              101 East Erie Street
                          Chicago, Illinois 60611-2897
                                 (312) 425-6500

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               Nicholas J. Camera
                           General Counsel & Secretary
                    The Interpublic Group of Companies, Inc.
                           1271 Avenue of the Americas
                            New York, New York 10020
                                 (212) 399-8000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES

          Pursuant to Registration Statement No. 333-68485 on Form S-3 (the "Registration Statement"), True North Communications Inc., a Delaware corporation ("True North"), registered 111,438 shares of its Common Stock, $.33 1/3 par value.

          On March 18, 2001, The Interpublic Group of Companies, Inc. ("Interpublic"), True North and Veritas Acquisition Corp., a wholly owned subsidiary of Interpublic ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a merger pursuant to which Merger Sub would merge with and into True North, with True North surviving as a wholly owned subsidiary of Interpublic (the "Merger"). The Merger became effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on June 22, 2001 (the "Effective Time"). Under the terms of the Merger Agreement, each outstanding share of True North common stock was converted at the Effective Time into the right to receive 1.14 shares of Interpublic common stock. As a result of the Merger, True North has terminated all offerings of True North securities under its existing registration statements, including the Registration Statement.

          In accordance with an undertaking made by True North in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, True North hereby removes from registration all securities registered under the Registration Statement which remain unsold as of the date hereof.

Item 16.  Exhibits

24.1*    Power of Attorney of Principal Executive Officer of Registrant

24.2*    Power of Attorney of Principal Financial Officer of Registrant

24.3*    Power of Attorney of Principal Accounting Officer of Registrant

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*  Filed herewith

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 27th day of June, 2001.

                               TRUE NORTH COMMUNICATIONS INC.


                               By:  /s/            *
                                    -------------------------------------------
                                      David A. Bell
                                      Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons and in the capacities and on the date indicated.

Principal Executive Officer:

/s/            *
-------------------------------------------
David A. Bell
Chief Executive Officer

Principal Financial Officer:

/s/            *
-------------------------------------------
Kevin J. Smith
Executive Vice President, Chief Financial Officer

Principal Accounting Officer:

/s/            *
-------------------------------------------
Richard P. Sneeder, Jr.
Vice President, Controller

Director:

      /s/ Nicholas J. Camera
-------------------------------
Nicholas J. Camera

*By: /s/ Nicholas J. Camera
    --------------------------
Nicholas J. Camera, attorney-in-fact